UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17877 Von Karman Ave., Suite 100

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 346-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (d)

Jair Clarke, Chelsea A. Grayson, and Bruce Haase resigned from the Board of Directors (the “Board”) of Xponential Fitness, Inc. (the “Company”). In addition, the Board, upon recommendation by the Nominating and Corporate Governance Committee of the Board, elected and appointed Nicole Parent Haughey as a member of the Board and as a member of the Audit, Nominating and Corporate Governance, and Human Capital Management Committees of the Board. In connection with these board composition changes, the size of the Board was reduced from seven to five members. The Board continues to be composed of a majority of independent directors with three independent directors serving on the Board. The Board committees were reconstituted such that three independent directors serve on each of the Audit, Nominating and Corporate Governance, and Human Capital Management Committees of the Board and no other directors serve on any of these committees.

Nicole Parent Haughey is a seasoned public company director, former Fortune 50 executive, and operator with a strong track record of value creation. She brings nearly two decades of experience on Wall Street, followed by senior operating and board roles, providing deep expertise in strategy, M&A, capital allocation and financial discipline. Ms. Parent Haughey is the founder of Halsey Loganberry Growth Advisors and currently serves on the Board of Directors of Allegion plc (NYSE: ALLE), a global provider of security products and solutions. She previously served on the Board of Directors of Altra Industrial Motion Corp (formerly NASDAQ: AIMC), which was acquired by Regal Rexnord in 2023. Ms. Parent Haughey has held multiple senior operating roles, including Chief Operating Officer of Island Creek Oysters, an aquaculture company, and Chief Operating Officer of Mimeo, an online printing and content distribution company. Earlier in her career, she co-founded Vertical Research Partners, served as Vice President of Corporate Strategy and Development at United Technologies, and was a Managing Director in Institutional Research at Credit Suisse.

As a newly appointed director of the Company, Ms. Parent Haughey is eligible to participate in the Company’s director compensation program as approved by the Human Capital Management Committee, which will consist of an annual cash retainer of $80,000, annual RSU award with a value of $110,000 and an annual cash fee of $12,000 for service on the Audit Committee, $8,000 for service on the Nominating and Corporate Governance Committee, and $10,000 for service on the Human Capital Management Committee of the board. In addition, Ms. Parent Haughey is expected to enter into a standard form of indemnification agreement with the Company for directors.

There are no arrangements or understandings between Ms. Parent Haughey and any other persons pursuant to which she was selected as a director and there are no transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K.

The appointment of Ms. Parent Haughey was effective April 6, 2026 and each of the resignations by Jair Clarke, Chelsea A. Grayson, and Bruce Haase were effective on April 1, 2026.

Item 8.01.	Other Events.

On April 6, 2026 the Company issued a press release announcing that the Board has initiated a review of strategic alternatives. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPONENTIAL FITNESS, INC.

Date: April 6, 2026	By:	/s/ Gavin O’Connor
	Name	Gavin O’Connor
	Title	Chief Legal Counsel, Chief Administrative Officer and Secretary